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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this amended Registration Statement (File No. 333-58501) of Easyriders, Inc. on Form S-4 of our report dated March 2, 1998, on the financial statements of M&B Restaurants, L.L.C. (dba El Paso Bar-B-Que Company) as of and for the years ended December 30, 1997 and December 31, 1996 appearing in the Proxy Statement/ Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Costa Mesa, California
August 26, 1998